Exhibit 5.1

[OMM LETTERHEAD]

July 12, 2011

Francesca’s Holdings Corporation

3480 West 12th Street

Houston, Texas 77008

Re: Registration of Securities of Francesca’s Holdings Corporation

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File No. 333-173581) of Francesca’s Holdings Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2011 and as amended by Amendment No. 1 filed with the Commission on May 24, 2011, Amendment No. 2 filed with the Commission on June 14, 2011, Amendment No. 3 filed with the Commission on July 1, 2011 and Amendment No. 4 filed with the Commission on July 12, 2011 (collectively, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of up to 8,166,667 of the Company’s common shares (the “Securities”) by the selling shareholders of the Company pursuant to an underwritten public offering (the “Underwritten Offering”) and the offer and sale of up to 3,333,333 shares of the Securities by the Company pursuant to the Underwritten Offering.

We are of the opinion that (a) the Securities offered for sale by the selling shareholders pursuant to the Underwritten Offering have been duly authorized by all necessary action on the part of the Company, validly issued, fully paid and non-assessable and (b) the Securities offered for sale by the Company pursuant to the Underwritten Offering have been duly authorized by all necessary action on the part of the Company and upon payment for and delivery of the Securities as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP